UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

PROLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13894 (Commission File Number)	34-1807383 (I.R.S. Employer Identification No.)

100 Gando Drive, New Haven, Connecticut 06513
(Address of principal executive offices, including zip code)

(203) 401-6450
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 31, 2008, Proliance International, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing its results of operations and financial condition for the fourth quarter and year ended December 31, 2007.

Item 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As contemplated by the Second Amendment (the “Second Amendment”), dated March 12, 2008, of the Credit and Guaranty Agreement (the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, “the Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wachovia Capital Finance Corporation (New England) (“Wachovia”), as borrowing base agent, the Company entered into the Third Amendment to the Agreement (the “Third Amendment”) on March 26, 2008.

The Third Amendment resets the Company’s 2008 financial covenants in the Agreement. Among other financial covenants, the Third Amendment adjusted financial covenants relating to leverage, capital expenditures, consolidated EBITDA, and the Company’s fixed charge coverage ratio. As previously disclosed, the tornado damage that the Company’s main distribution facility in Southaven, Mississippi suffered on February 5, 2008 (the “Southaven Casualty Event”) has significantly impacted the Company’s short-term operations. These covenant adjustments reset the covenants under the Agreement in light of, among other things, the Southaven Casualty Event.

The Company believes it has adequate insurance for the Southaven Casualty Event, including coverage for the inventory and fixed assets that were damaged. Under the Agreement, the damage to the inventory and fixed assets resulted in a dramatic reduction in the Borrowing Base (as such term is defined in the Agreement) because the Borrowing Base definition excludes the damaged assets without giving effect to the related insurance proceeds. Pursuant to the Second Amendment, the Lenders agreed to permit the Company to borrow funds in excess of the available amounts under the Borrowing Base definition in an amount not to exceed $26 million (the “Borrowing Base Overadvance Amount”) through May 31, 2008. Since the date of the Second Amendment, the Company has continued to work to restore its operations in Southaven, determine the full extent of the damage there, and prepare the Southaven Casualty Event-related insurance claim. As a result of these efforts, the Company has determined that a small portion of the inventory in Southaven was not damaged by the tornados, and can be returned to the Company’s inventory (and, consequently, to the Borrowing Base). As a result of this re-characterization, the Company and the Lenders have agreed in the Third Amendment to reduce the maximum Borrowing Base Overadvance Amount to $24.2 million. The Company intends to reduce this “Borrowing Base Overadvance Amount” (as defined in the Agreement) by May 31, 2008 through a plan which utilizes a combination of (i) operating results and working capital management; (ii) insurance proceeds; and (iii) additional debt or equity financings, although there can be no assurance that the Company will be able to reduce the Borrowing Base Overadvance Amount as required by the Agreement.

The Third Amendment also provided the Company with a waiver for the default resulting from the inclusion of an explanatory paragraph in the audit opinion for the year ended December 31, 2007 concerning the Company’s ability to continue as a going concern.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As contemplated by the Second Amendment, on March 26, 2008 the Company issued warrants to purchase up to the aggregate amount of 1,988,072 shares of Company common stock (representing 9.99% of the Company’s common stock on a fully-diluted basis) to two affiliates of Silver Point (collectively, the Warrants”). Warrants to purchase 993,040 shares are subject to cancellation if the Company raises $30 million of debt or equity capital pursuant to documents in form and substance satisfactory to Silver Point on or prior to May 31, 2008. The Warrants were sold in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended, to two accredited investors.

The Warrants have a term of seven years from the date of grant and have an exercise price equal to 85% of the lowest volume weighted average price of the Company’s common stock for any 30 consecutive trading day period prior to exercise commencing 90 trading days prior to the issuance date and ending 180 trading days after the issuance date. The Warrants contain a “full ratchet” anti-dilution provision providing for adjustment of the exercise price and number of shares underlying the Warrants in the event of certain share issuances below the exercise price of the Warrants; provided that the number of shares issuable pursuant to the Warrants is subject to limitations under applicable American Stock Exchange rules (the “20% Issuance Cap”). If the anti-dilution provisions would require the issuance of shares above the 20% Issuance Cap, the Company would provide a cash payment in lieu of the shares in excess of the 20% Issuance Cap. The Warrants also contain a cashless exercise provision. In the event of a change of control or similar transaction (i) the Company has the right to redeem the Warrants for cash at a price based upon a formula set forth in the Warrant and (ii) the Warrant holders, under certain circumstances, have a right to require the Company to purchase the Warrants for cash during the 90 day period following the change of control at a price based upon a formula set forth in the Warrant.

In connection with the issuance of the Warrants, the Company entered into a Warrantholder Rights Agreement dated March 26, 2008 (the “Warrantholder Rights Agreement”) containing customary representations and warranties. The Warrantholder Rights Agreement also provides the Warrant holders with a preemptive right to purchase any preferred stock the Company may issue prior to December 31, 2008 that is not convertible into common stock. The Company also entered into a Registration Rights Agreement dated March 26, 2008 (the “Registration Rights Agreement”), pursuant to which it agreed to register for resale pursuant to the Securities Act of 1933, as amended, the shares of common stock issuable pursuant to the Warrants.

The foregoing descriptions of the Warrantholder Rights Agreement, Registration Rights Agreement and form of Warrant (Series A) and Warrant (Series B) do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits - The following exhibits are filed (or in the case of Exhibit 99.1, furnished) as part of this report:

10.1	Third Amendment to Credit Agreement, dated March 26, 2008
10.2	Warrantholder Rights Agreement dated March 26, 2008
10.3	Registration Rights Agreement dated March 26, 2008
10.4	Form of Common Stock Purchase Warrant (Series A)
10.5	Form of Common Stock Purchase Warrant (Series B)
99.1	Press Release dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: March 31, 2008	By:	/s/ Arlen F. Henock
Arlen F. Henock Executive Vice President and Chief Financial Officer